UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 14, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Conditions.

and

Item 7.01	Regulation FD Disclosure.

On February 14, 2007, Penn Virginia Resource Partners, L.P. issued a press release regarding its financial results for the year ended December 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The non-generally accepted accounting principle financial measures of Adjusted EBITDA, distributable cash flow, capital expenditures and adjusted net income per limited partner unit are presented in the press release. In each case, the amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (“GAAP”), with the exception of maintenance capital expenditures as used in our calculations of distributable cash flow. Maintenance capital expenditures are defined as capital expenditures which do not generate additional revenues or net cash from operating activities. As part of the press release information, we have provided reconciliations of these non-GAAP financial measures to their most comparable financial measure or measures calculated and presented in accordance with GAAP.

We believe that investors can more accurately understand our financial results if they have access to the same financial measures used by management. Adjusted EBITDA represents operating income plus depreciation, depletion and amortization expense, derivative losses (gains) included in operations and cash paid for derivative settlements. We believe Adjusted EBITDA provides additional useful information regarding our ability to meet our debt service, capital expenditure and working capital requirements. Adjusted EBITDA is a measure of a business’ ability to generate cash flows irrespective of financing costs and is presented as a supplemental financial measurement in the evaluation of the business. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, operating income or net cash flows provided by operating activities prepared in accordance with GAAP.

Distributable cash flow represents Adjusted EBITDA minus interest expense and maintenance capital expenditures, plus non-cash cost of gas purchased. Distributable cash flow is presented because we believe it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is a significant liquidity metric which is an indicator of our ability to generate cash flows at a level that can sustain or support an increase in quarterly cash distributions paid to our partners. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income or operating income.

Capital expenditures represent cash additions to property and equipment, plus cash paid for acquisitions and other expenditures and change in accrued capital expenditures. We believe capital expenditures provide useful information regarding our capital program as a supplement to cash additions to property and equipment.

Net income per limited partner unit, as required by EITF 03-06, is theoretical and pro forma in nature and does not reflect economic probabilities of whether earnings for an accounting period would or could be distributed to unitholders. Our partnership agreement does not provide for the distribution of net income. Instead, it provides for the distribution of available cash, which is a contractually defined term that generally means all cash on hand at the end of each quarter after establishment of sufficient cash reserves required for us to operate in a prudent manner. Accordingly, the distributions we have paid historically and will pay in future periods are not impacted by net income per limited partner unit as required by EITF 03-06.

In addition to net income per limited partner unit as calculated in accordance with EITF 03-6, we intend to continue to present “adjusted net income per limited partner unit,” as reflected in the table above, which is consistent with our presentation of net income per limited partner unit in prior periods. Adjusted net income per limited partner unit, as presented in the press release, is defined as net income after deducting the amount allocated to our general partner’s interests, including our general partner’s incentive distribution rights, divided by the weighted average number of outstanding limited partner units during the period. As part of this calculation, in accordance with the cash distribution requirements contained in our partnership agreement, our net income is first allocated to our general partner based on the amount of incentive distributions attributable to the period. The remainder is then allocated between the limited partners and our general partner based on their respective percentage ownership. Adjusted net income per limited partner unit is used as a supplemental financial measure by us and by external users of our financial statements, such as investors, commercial banks, research analysts and others. Our method of computing adjusted net income per limited partner unit may not be the same method used to compute similar measures reported by other publicly traded partnerships and may be computed differently by us in different contexts.

In accordance with General Instruction B.2 of Form 8-K, the above information and the press release are being furnished under Items 2.02 and 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Penn Virginia Resource Partners, L.P. press release dated February 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2007

Penn Virginia Resource Partners, L.P.
By:	Penn Virginia Resource GP, LLC
its general partner

By:	/s/ Frank A. Pici
Frank A. Pici
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Penn Virginia Resource Partners, L.P. press release dated February 14, 2007.